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                                   EXHIBIT 99
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                           First Franklin Corporation

                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


October 16, 2003
Cincinnati, Ohio

First Franklin Corporation Announces Earnings

First Franklin Corporation, the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $393,000 ($0.24 per basic share) for the third quarter of 2003 and $1.16 million ($0.71 per basic share) for the nine months ended September 30, 2003. This compares to net income of $387,000 ($0.24 per basic share) for the third quarter of 2002 and $319,000 ($0.20 per basic share) for the nine months ended September 30, 2002 after its subsidiary, Franklin Savings, recognized an impairment charge of $528,000 after taxes ($0.32 per basic share) on a $1.0 million WorldCom bond it held in its investment portfolio. Earnings before the impairment charge were $847,000 ($0.52 per basic share) for the nine months ended September 30, 2002.

Franklin Savings has eight locations in Greater Cincinnati. The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".

CONTACT: Thomas H. Siemers
          President and CEO
          (513) 469-8000